EXHIBIT 99.1

To Form 8-K dated July 28, 2014

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6085

William R. Hahl

Executive Vice President/

Chief Financial Officer

(772) 221-2825

SEACOAST REPORTS $0.07 EARNINGS PER SHARE; $0.12 EXCLUDING MERGER RELATED CHARGES AND OTHER ADJUSTMENTS

•	Total revenues up $842,000 or 15.5 percent annualized over first quarter 2014
•	Adjusted pretax, preprovision earnings up 12 percent over first quarter 2014
•	Average loans outstanding up $30.6 million for the quarter or 9.4 percent annualized
•	Previously announced expense reductions implemented during the second quarter; an additional $1.8 million in expense reductions announced

STUART, FL., July 28, 2014 – Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF), today reported second quarter 2014 net income of $1.9 million or $0.07 per diluted common share. Excluding merger related charges and other adjustments as described below, adjusted net income was $2.9 million or $0.12 per diluted share.

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Dennis S. Hudson, Chief Executive Officer commented, “Our core earnings performance this quarter continued to improve on stronger revenue growth as the strategic investments we have been making over the past year or so began to produce better momentum. Revenue growth expanded in all business lines this quarter and our credit costs fell again as the Florida economic outlook continued to strengthen. We expect to see continued growth in our revenues and earnings as we step up execution of our programs and build further momentum.”

Our previously announced acquisition of BankFIRST is proceeding on schedule with closing expected to occur in early October. We received approval of the merger from our primary regulator earlier this month and expect final regulatory approval by the Federal Reserve in the coming weeks. The acquisition will create a $3 Billion Florida bank with exposure to rapidly recovering Florida markets including a significant presence in the vibrant Orlando and South Florida markets.

FINANCIAL HIGHLIGHTS: (Dollars in thousands, except share data)	Second Quarter 2014	First Quarter 2014	Fourth Quarter 2013	*Third Quarter 2013	Second Quarter 2013

Total Assets	$2,294,156	$2,315,992	$2,268,940	$2,149,777	$2,183,680

Loans	$1,335,192	$1,312,456	$1,304,207	$1,262,912	$1,265,893

Deposits	$1,805,537	$1,819,795	$1,806,045	$1,698,910	$1,738,609

Net Income Available to Common Shareholders	$1,918	$2,299	$588	$44,204	$2,017

Diluted Earnings Per Share	$0.07	$0.09	$0.03	$2.31	$0.11

Return on Average Assets	0.33%	0.41%	0.33%	8.32%	0.54%
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FINANCIAL HIGHLIGHTS: (Dollars in thousands, except share data)	Second Quarter 2014	First Quarter 2014	Fourth Quarter 2013	*Third Quarter 2013	Second Quarter 2013

Adjusted Net Income Available to Common Shareholders (1)	$2,990	$2,533	$600	$982	$1,867

Adjusted Diluted Earnings Per Share (1)	$0.12	$0.10	$0.03	$0.05	$0.10

Adjusted Return on Average Assets	0.52%	0.45%	0.11%	0.18%	0.34%

Average Diluted Shares Outstanding	25,998	25,657	21,558	19,098	18,936

Net Interest Margin	3.10%	3.07%	3.08%	3.25%	3.12%

Efficiency Ratio	89.4	84.3	81.9	78.1	81.1

Adjusted Efficiency Ratio	82.0	83.3	82.6	77.9	84.4

Annualized Core Operating Expenses as a Percent of Average Assets	3.27	3.26	3.29	3.33	3.51

* Third quarter 2013 net income includes the reversal of the valuation allowance for deferred tax assets of $42,993.

(1)	Non-GAAP measure

Adjusted Net Income

To better evaluate its earnings, the Company removes certain items to arrive at Adjusted Net Income and Adjusted Diluted earnings Per Share (non-GAAP measures) as detailed in the table below:

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	Second Quarter 2014	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013
(Dollars in thousands)
Net Income Available to Common Shareholders	$1,918	$2,299	$588	$44,204	$2,017
Tax benefit related to deferred tax asset recovery				(42,993)
Severance	181	212	0	24	10
Legal and professional fees for acquisition and expense initiatives	1,348	6	0	0	0
Security losses (gains)	0	(17)	0	(280)	(114)
Miscellaneous losses	144	0	190	0	0
Recovery of prior legal fees	0	0	(350)	0	(650)
Recovery of non-accrual loan interest	0	0	0	(505)	0
Net loss on OREO and repossessed assets	92	53	0	229	493
Asset dispositions expense	118	128	180	159	111
Effective tax rate on adjustments	(811)	(148)	(8)	144	-

Adjusted Net Income (1)	$2,990	$2,533	$600	$982	$1,867
Adjusted Earnings per diluted share (1)	$0.12	$0.10	$0.03	$0.05	$0.10
Average shares outstanding	25,998	25,657	21,558	19,098	18,936

(1)	Non-GAAP measure

Strategic Investments Update

As a part of our strategy to transform the community bank business model we have made significant investments in our consumer and business banking lines while also reducing our legacy cost structure.

We are investing in enhancements to our digital platforms, customer sales and marketing processes, and additional personnel in marketing and data analytics. Year to date, operating expenses associated with these new investments total approximately $748,000 which have been absorbed in our current year operating expense structure. Total investments in these areas are projected to be approximately $1.3 million annually. These investments are helping us drive higher customer acquisition, lower customer attrition and improved revenues.

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We also made very substantial investments over the past year related to the startup and support for our Accelerate business distribution platform. This new commercial banking channel is supporting our growth in metro markets. Our success with this channel has been evident in improved commercial loan growth, higher business deposits and margin improvement this quarter. Total operating expense for the Accelerate platform is expected to total approximately $4.7 million in 2014.

We are stepping up our execution around these strategic initiatives to drive increased momentum and we will begin to invest in new initiatives needed to transform the community bank business model to better meet customer needs in the world we see ahead. We continue to execute cost reductions related to our legacy cost structure. Previously announced cost initiatives implemented this year have focused on organizational restructuring, contract negotiation, and other legacy costs and have totaled $3.4 million (annualized).

Additional Legacy Cost Reductions Announced

This quarter we are announcing additional legacy cost reductions (primarily branch consolidations) we will implement in the fourth quarter of this year. Annualized gross savings are estimated at $1.8 million when fully implemented. We expect to implement substantially all of these savings late in the fourth quarter. These legacy cost reductions are in addition to the previously announced cost reductions related to our acquisition of BankFIRST. One time charges related to these new initiatives are estimated at approximately $4.0 million and will be incurred primarily in the fourth quarter of 2014.

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Core Customer Growth and Digital Engagement Continues to Improve

•	Average noninterest bearing demand deposits were up $50.4 million, or 11.1 percent compared with the prior year and $24.8 million, or 20.7 percent linked quarter annualized

•	Ending noninterest bearing demand deposits increased to 28.2 percent of total deposits compared with 26.9 percent for the second quarter 2013

•	Personal and business mobile banking users have increased 81.6 percent year over year.

Our growth in net new households continued into the summer season, a departure from historical trend. Core customer funding totaled $1.689 billion at June 30, 2014, an $86.3 million increase from the second quarter of 2013 and a $223.2 million or 16 percent increase from 2012. Growth in commercial relationships resulting from an improved local economy and our increased focus on small business in our retail stores and our Accelerate business channel has resulted in core commercial business funding (noninterest demand, NOW and money market accounts) of $449.6 million at June 30, 2014, an increase of $43.6 million or 10.7 percent year over year.

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(Dollars in thousands)	Second Quarter 2014	Second Quarter 2013	Second Quarter 2012	2014 vs 2013 Change	2014 vs 2012 Change
Customer Relationship Funding
Demand deposits (noninterest bearing)	$509,798	$468,517	$393,681	8.8%	29.5%
NOW	493,927	453,069	420,449	9.0	17.5
Money market accounts	335,246	335,947	346,191	(0.2)	(3.2)
Savings deposits	208,333	184,219	156,019	13.1	33.5
Time certificates of deposit	258,233	296,857	373,244	(13.0)	(30.8)
Total deposits	1,805,537	1,738,609	1,689,584	3.8	6.9
Sweep repurchase agreements	141,662	160,934	139,489	(12.0)	1.6
Total core customer funding (1)	1,688,966	1,602,686	1,455,829	5.4	16.0
Demand deposit mix (noninterest bearing)	28.2%	26.9%	23.3%
(1)	Total deposits and sweep repurchase agreements, excluding certificates of deposits.

Loan Growth Improves

Total loans were $1.335 billion at June 30, 2014, up $22.7 million from March 31, 2014 due to strong closings in commercial banking and residential lending. Our prior year investments in revenue producing personnel in our Accelerate business channel have produced solid results seen in our current period loan originations and forward pipeline. As indicated in the table below, commercial loan originations for the quarter totaled $53.3 million, an increase of $15.9 million linked quarter. Growth in our commercial loan pipeline is indicative of stronger commercial loan closings into the third quarter. Closed residential production of $61.2 million produced a sequential increase of 53.9 percent, contributing to growth in mortgage banking revenue linked quarter. The mortgage banking pipeline totaled $28.3 million at June 30, 2014 compared to $26.7 million at March 31, 2014.

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(Dollars in thousands)	Second Quarter 2014	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013

Commercial pipeline	$58,168	$29,936	$27,830	$54,600	$46,850
Commercial loans closed	$53,250	37,386	60,037	33,727	68,576
Total loan originations and pipeline	$111,418	$67,322	$87,867	$88,327	$115,426

Income Statement Highlights

Noninterest Income

Noninterest income increased from the prior quarter by $338,000 or 6.1 percent. New mortgage product offerings and overall improved demand in mortgage banking resulted in a $194,000 or 29.3 percent increase in mortgage banking fees from the first quarter. Interchange fees were up $111,000 or 7.9 percent linked quarter. Additionally, wealth management fees increased $63,000 linked quarter, or 6.0 percent.

(Dollars in thousands)	Second Quarter 2014	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013

Service charges on deposit accounts	$1,484	$1,507	$1,778	$1,741	$1,641
Trust income	703	671	693	667	675
Mortgage banking fees	855	661	728	1,075	1,256
Brokerage commissions and fees	410	379	461	383	362
Marine finance fees	340	254	215	283	419
Interchange income	1,514	1,403	1,394	1,358	1,388
Other deposit based EFT fees	83	98	80	77	87
Other	507	585	617	503	507
Total	5,896	5,558	5,966	6,087	6,335

Securities gains, net	0	17	0	280	114
	$5,896	$5,575	$5,966	$6,367	$6,449

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Noninterest Expense

Total noninterest expenses increased $1.9 million from the prior quarter to $20.7 million as merger related charges for legal and professional fees of $1.2 million were incurred related to our previously announced acquisition of The BANKshares, Inc. Commissions from increased mortgage banking production and brokerage revenues were partially offset by a portion of personnel reductions from strategic cost initiatives in the second quarter. While employee benefits were $101,000 lower than the prior quarter, higher than expected healthcare claims resulted in higher than anticipated expense. We expect this trend to slow in the third and fourth quarters in line with trend for the prior year.

Previously announced expense reductions were completed in the second quarter. These reductions total $1.9 million annualized and produced a partial benefit in the second quarter. This benefit will be fully realized in the third quarter. Severance associated with this restructuring totaled $181,000 for the second quarter.

(Dollars in thousands)	Second Quarter 2014	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013
Noninterest Expense:

Salaries and wages	$7,587	$7,412	$8,077	$7,533	$7,892
Employee benefits	2,081	2,182	1,568	1,713	1,823
Outsourced data processing costs	1,811	1,695	1,586	1,657	1,631
Telephone / data lines	306	293	325	318	325
Occupancy expense	1,888	1,838	1,824	1,824	1,775
Furniture and equipment expense	604	571	597	605	571
Marketing expense	675	813	749	456	685
Legal and professional fees	924	935	839	874	949
FDIC assessments	411	386	451	713	720
Amortization of intangibles	196	196	196	195	197
Other	2,317	2,063	2,414	2,203	2,512
Total Core Operating Expense	18,800	18,384	18,626	18,091	19,080

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(Dollars in thousands)	Second Quarter 2014	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013

Severance and organizational changes	181	212	0	24	10
Legal and professional fees for acquisition and expense initiatives	1,348	6	0	0	0
Miscellaneous losses	144	0	190	0	0
Recovery of prior legal fees	0	0	(350)	0	(650)
Net loss on OREO and repossessed assets	92	53	0	229	493
Asset dispositions expense	118	128	180	159	111

Total	$20,683	$18,789	$18,646	$18,503	$19,044

Income Taxes

The effective tax rate for the second quarter of 2014 was higher due to merger related expenses that are not deductible for tax purposes. The effective tax rate for the second half of 2014 is expected to be approximately 40.85 percent.

Other Highlights

Credit Quality Continues to Improve

Improvements in credit quality continued during the second quarter of 2014 across all portfolios. A substantial paydown on a larger commercial loan during the quarter supported the partial reversal of a specific loan loss impairment reserve which resulted in an increased provision recapture compared with the first quarter. We expect to see continued improvement in asset quality over the balance of this year.

•	Provision for loan loss recapture of $1.4 million recorded for three months ended June 30, 2014

•	Net recoveries of $112,000 during the quarter compared to net charge-offs of $2.0 million one year ago;

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•	Nonperforming assets to total assets declined to 1.2 percent, compared to 2.0 percent a year ago.

(Dollars in thousands )	Second Quarter 2014	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013

Net charge-offs (recoveries)	$(112)	$(139)	$838	$842	$2,027
Net charge-offs (recoveries) to average loans	(0.03)%	(0.04)%	0.26%	0.26%	0.64%
Loan loss provision/ (recapture)	$(1,444)	$(735)	$490	$1,180	$565
Allowance to loans at end of period	1.36%	1.48%	1.54%	1.62%	1.59%

Restructured loans (accruing)	$28,157	$24,537	$25,137	$25,509	$29,612

Nonperforming loans	$21,745	$26,220	$27,672	$28,724	$33,266
Other real estate owned	6,198	6,369	6,860	5,589	10,063
Nonperforming assets	$27,943	$32,589	$34,532	$34,313	$43,329

Nonperforming loans to loans outstanding at end of period	1.63%	2.00%	2.12%	2.27%	2.63%

Nonperforming assets to total assets	1.22	1.41	1.52	1.60	1.98

Capital Ratios Continue to Strengthen

The Company’s tier 1 capital ratio is estimated at 17.8 percent and the total risk based capital ratio at 19.1 percent at June 30, 2014. The tier 1 leverage ratio was 10.9 percent at June 30, 2014 compared with 10.6 percent at March 31, 2014 and 5.3 percent the prior year.

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Seacoast will host a conference call on Tuesday, July 29, 2014 at 10:00 a.m. (Eastern Time) to discuss the earnings results. Investors may call in (toll-free) by dialing (800) 774-6070 (passcode: 7789246; host: Dennis S. Hudson).  Slides will be used during the conference call and may be accessed at Seacoast’s website at SeacoastBanking.net by selecting “Presentations” under the heading “Investor Services.”  A replay of the call will be available for one month, beginning the afternoon of July 29, by dialing (888) 843-7419 (domestic), using the passcode 7789246.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast’s website at SeacoastBanking.net.  The link is located in the subsection “Presentations” under the heading “Investor Services.”  Beginning the afternoon of July 29, an archived version of the webcast can be accessed from this same subsection of the website.  The archived webcast will be available for one year.

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $2.3 billion in assets and $1.8 billion in deposits as of June 30, 2014.  The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through 34 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast National Bank, and five Accelerate offices fueled by the power of Seacoast National Bank.  Offices stretch from Fort Lauderdale north through the Treasure Coast and into Orlando, and west to Okeechobee and surrounding counties.

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Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

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All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2013 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except share data)	2014	2014	2013	2014	2013

Summary of Earnings
Net income (loss)	$1,918	$2,299	$2,954	$4,217	$4,998
Net income available to common shareholders (loss)	1,918	2,299	2,017	4,217	3,124
Net interest income (1)	16,779	16,277	16,172	33,056	32,227
Net interest margin (1), (2)	3.10	3.07	3.12	3.09	3.13
					.
Performance Ratios
Return on average assets-GAAP basis (2), (3)	0.33%	0.41%	0.54%	0.37%	0.46%
Return on average shareholders' equity-GAAP basis (2), (3)	3.25	4.02	7.19	3.63	6.15
Return on average tangible common shareholders' equity-GAAP basis (2), (3), (4)	3.47	4.26	7.53	3.86	6.01
Efficiency ratio (5)	89.42	84.30	81.05	86.91	81.25
Noninterest income to total revenue	26.06	25.52	28.22	25.80	27.64

Per Share Data
Net income (loss) diluted-GAAP basis (6)	$0.07	$0.09	$0.11	$0.16	$0.17
Net income (loss) basic-GAAP basis (6)	0.07	0.09	0.11	0.16	0.17
Book value per share common (6)	9.02	8.79	5.89	9.02	5.89
Tangible book value per share (6)	9.00	8.77	8.44	9.00	8.44
Tangible common book value per share (4), (6)	9.00	8.77	5.84	9.00	5.84
Cash dividends declared	0.00	0.00	0.00	0.00	0.00

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company defines tangible common equity as total shareholder's equity less preferred stock and intangible assets.
(5)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).
(6)	Calculated based on total shares outstanding subsequent to the 5/1 reverse stock split.

FINANCIAL HIGHLIGHTS

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	March 31,	June 30,
(Dollars in thousands, except share data)	2014	2014	2013

Selected Financial Data
Total assets	$2,294,156	$2,315,992	$2,183,680
Securities available for sale (at fair value)	518,353	658,512	672,809
Securities held for investment (at amortized cost)	156,498	0	0
Net loans	1,317,052	1,292,984	1,245,815
Deposits	1,805,537	1,819,795	1,738,609
Total shareholders' equity	234,439	228,382	161,248
Common shareholders' equity	234,439	228,382	111,878

Average Balances (Year-to-Date)
Total average assets	$2,295,983	$2,286,998	$2,173,810
Less: intangible assets	525	629	1,299
Total average tangible assets	$2,295,458	$2,286,369	$2,172,511

Total average equity	$234,214	$231,769	$163,776
Less: intangible assets	525	629	1,299
Total average tangible equity	$233,689	$231,140	$162,477

Credit Analysis
Net charge-offs (recoveries) year-to-date	$(251)	$(139)	$3,544
Net charge-offs (recoveries) to average loans (annualized)	(0.04)%	(0.04)%	0.57%
Loan loss provision (recapture) year-to-date	$(2,179)	$(735)	$1,518
Allowance to loans at end of period	1.36%	1.48%	1.59%

Nonperforming loans	$21,745	$26,220	$33,266
Other real estate owned	6,198	6,369	10,063
Total nonperforming assets	$27,943	$32,589	$43,329

Restructured loans (accruing)	$28,157	$24,537	$29,612

Nonperforming loans to loans at end of period	1.63%	2.00%	2.63%

Nonperforming assets to total assets	1.22%	1.41%	1.98%

CONDENSED CONSOLIDATED STATEMENTS OF INCOME		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share data)	2014	2013	2014	2013

Interest on securities:
Taxable	$3,629	$3,008	$7,063	$6,192
Nontaxable	9	17	21	35
Interest and fees on loans	14,103	14,264	27,901	28,291
Interest on federal funds sold and other investments	246	224	514	452
Total Interest Income	17,987	17,513	35,499	34,970

Interest on deposits	184	191	378	399
Interest on time certificates	386	501	793	1,033
Interest on borrowed money	692	707	1,382	1,424
Total Interest Expense	1,262	1,399	2,553	2,856

Net Interest Income	16,725	16,114	32,946	32,114
Provision (recapture) for loan losses	(1,444)	565	(2,179)	1,518
Net Interest Income After Provision for Loan Losses	18,169	15,549	35,125	30,596

Noninterest income:
Service charges on deposit accounts	1,484	1,641	2,991	3,192
Trust income	703	675	1,374	1,351
Mortgage banking fees	855	1,256	1,516	2,370
Brokerage commissions and fees	410	362	789	787
Marine finance fees	340	419	594	691
Interchange income	1,514	1,388	2,917	2,652
Other deposit based EFT fees	83	87	181	185
Other	507	507	1,092	1,038
	5,896	6,335	11,454	12,266
Securities gains, net	0	114	17	139
Total Noninterest Income	5,896	6,449	11,471	12,405

Noninterest expenses:
Salaries and wages	7,768	7,902	15,392	15,372
Employee benefits	2,081	1,823	4,263	4,046
Outsourced data processing costs	1,811	1,631	3,506	3,129
Telephone / data lines	306	325	599	610
Occupancy	1,888	1,775	3,726	3,530
Furniture and equipment	604	571	1,175	1,132
Marketing	675	685	1,488	1,134
Legal and professional fees	2,272	299	3,213	1,095
FDIC assessments	411	720	797	1,437
Amortization of intangibles	196	197	392	392
Asset dispositions expense	118	111	246	401
Net loss on other real estate owned and repossessed assets	92	493	145	1,060
Other	2,461	2,512	4,524	4,665
Total Noninterest Expenses	20,683	19,044	39,466	38,003

Income Before Income Taxes	3,382	2,954	7,130	4,998
Income taxes (benefit)	1,464	0	2,913	0

Net Income	1,918	2,954	4,217	4,998
Preferred stock dividends and accretion on preferred stock discount	-	937	-	1,874
Net Income Available to Common Shareholders	$1,918	$2,017	$4,217	$3,124

Per share of common stock:

Net income diluted	$0.07	$0.11	$0.16	$0.17
Net income basic	0.07	0.11	0.16	0.17
Cash dividends declared	0.00	0.00	0.00	0.00

Average diluted shares outstanding	25,998,121	18,936,480	25,828,391	18,930,879
Average basic shares outstanding	25,826,825	18,794,651	25,659,159	18,792,054

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	December 31,	June 30,
(Dollars in thousands, except share data)	2014	2013	2013

Assets
Cash and due from banks	$40,175	$48,561	$33,673
Interest bearing deposits with other banks	113,855	143,063	106,446
Total Cash and Cash Equivalents	154,030	191,624	140,119

Securities:
Available for sale (at fair value)	518,353	641,611	672,809
Held for investment (at amortized cost)	156,498	0	0
Total Securities	674,851	641,611	672,809

Loans available for sale	18,129	13,832	26,029

Loans, net of deferred costs	1,335,192	1,304,207	1,265,893
Less: Allowance for loan losses	(18,140)	(20,068)	(20,078)
Net Loans	1,317,052	1,284,139	1,245,815

Bank premises and equipment, net	34,653	34,505	35,029
Other real estate owned	6,198	6,860	10,063
Other intangible assets	326	718	1,109
Other assets	88,917	95,651	52,707
	$2,294,156	$2,268,940	$2,183,680

Liabilities and Shareholders' Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$509,798	$464,006	$468,517
NOW	493,927	540,288	453,069
Savings deposits	208,333	192,491	184,219
Money market accounts	335,246	331,184	335,947
Other time certificates	144,001	154,743	168,710
Brokered time certificates	8,040	9,776	9,820
Time certificates of $100,000 or more	106,192	113,557	118,327
Total Deposits	1,805,537	1,806,045	1,738,609

Federal funds purchased and securities sold underagreements to repurchase, maturing within 30 days	141,662	151,310	160,934
Borrowed funds	50,000	50,000	50,000
Subordinated debt	53,610	53,610	53,610
Other liabilities	8,908	9,371	19,279
	2,059,717	2,070,336	2,022,432

Shareholders' Equity
Preferred stock - Series A	0	0	49,370
Common stock	2,599	2,364	1,898
Additional paid in capital	302,088	277,290	230,615
Accumulated deficit	(66,478)	(70,695)	(115,487)
Treasury stock	(54)	(11)	(12)
	238,155	208,948	166,384
Accumulated other comprehensive gain (loss), net	(3,716)	(10,344)	(5,136)
Total Shareholders' Equity	234,439	198,604	161,248
	$2,294,156	$2,268,940	$2,183,680

Common Shares Outstanding	25,998,823	23,637,434	18,982,293

Note: The balance sheet at December 31, 2013 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA                        (Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTERS
	2014		2013
(Dollars in thousands, except per share data)	Second	First	Fourth	Third	Second
Net income (loss)	$1,918	$2,299	$1,850	$45,141	$2,954

Operating Ratios
Return on average assets-GAAP basis (2),(3),(5)	0.33	0.41%	0.33%	8.32%	0.54%
Return on average tangible assets (2),(3),(4)	0.36	0.43	0.35	8.34	0.57
Return on average shareholders' equity-GAAP basis (2),(3),(5)	3.25	4.02	3.10	106.55	7.19
Efficiency ratio (6)	89.42	84.30	81.92	78.05	81.05
Noninterest income to total revenue	26.06	25.52	26.82	26.58	28.22

Net interest margin (1),(2)	3.10	3.07	3.08	3.25	3.12
Average equity to average assets	10.27	10.13	10.55	7.80	7.56

Credit Analysis
Net charge-offs (recoveries)	$(112)	$(139)	$838	$842	$2,027
Net charge-offs (recoveries) to average loans	(0.03)	(0.04)%	0.26%	0.26%	0.64%
Loan loss provision (recapture)	$(1,444)	$(735)	$490	$1,180	$565
Allowance to loans at end of period	1.36	1.48%	1.54%	1.62%	1.59%

Restructured loans (accruing)	$28,157	$24,537	$25,137	$25,509	$29,612

Nonperforming loans	$21,745	$26,220	$27,672	$28,724	$33,266
Other real estate owned	6,198	6,369	6,860	5,589	10,063
Nonperforming assets	$27,943	$32,589	$34,532	$34,313	$43,329

Nonperforming loans to loans at end of period	1.63	2.00%	2.12%	2.27%	2.63%
Nonperforming assets to total assets	1.22	1.41	1.52	1.60	1.98

Per Share Common Stock
Net income (loss) diluted-GAAP basis (7)	$0.07	$0.09	$0.03	$2.31	$0.11
Net income (loss) basic-GAAP basis (7)	0.07	0.09	0.03	2.35	0.11

Cash dividends declared (7)	0.00	0.00	0.00	0.00	0.00
Book value per share common (7)	9.02	8.79	8.40	8.12	5.89

Average Balances
Total average assets	$2,304,870	$2,286,998	$2,245,155	$2,153,830	$2,178,242
Less: Intangible assets	422	629	813	1,009	1,205
Total average tangible assets	$2,304,448	$2,286,369	$2,244,342	$2,152,821	$2,177,038

Total average equity	$236,632	$231,769	$236,950	$168,078	$164,747
Less: Intangible assets	422	629	813	1,009	1,205
Total average tangible equity	$236,210	$231,140	$236,137	$167,069	$163,541

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.
(5)	Excluding the income tax benefit related to the reversal of the valuation allowance for deferred tax assets and reflecting tax provisioning of $1,351 for the third quarter 2013, adjusted return on average assets and adjusted return on average shareholder's equity for the third quarter was 0.40 percent and 5.07 percent, respectively.
(6)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).
(7)	Calculated based on total shares outstanding subsequent to the 5/1 reverse stock split.

	June 30,	December 31,	June 30,
SECURITIES	2014	2013	2013
Mortgage-backed	$8,994.00		$13,913.00
U.S. Treasury and U.S. Government Agencies	$100	$100	$101
Mortgage-backed	479,720	602,568	631,228
Collateralized loan obligations	32,260	32,179	32,527
Obligations of states and political subdivisions	6,273	6,764	7,465
Other securities	0	0	1,488
Securities Available for Sale	518,353	641,611	672,809

Mortgage-backed	156,498	0	0
Securities Held for Investment	156,498	0	0
Total Securities	$674,851	$641,611	$672,809

	June 30,	December 31,	June 30,
LOANS	2014	2013	2013

Construction and land development	$57,393	$67,450	$61,116
Real estate mortgage	1,145,013	1,113,128	1,094,976
Installment loans to individuals	45,241	44,713	44,296
Commercial and financial	87,285	78,636	65,224
Other loans	260	280	281
Total Loans	$1,335,192	$1,304,207	$1,265,893

AVERAGE BALANCES	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER					Percent Change vs.
	2014		2013			1st Qtr	2nd Qtr
(Dollars in thousands)	Second	First	Fourth	Third	Second	2014	2013

Assets
Earning assets:
Securities:
Taxable	$677,600	$653,646	$655,176	$664,103	$639,769	3.7%	5.9%
Nontaxable	827	1,016	1,560	1,560	1,647	(18.6)	(49.8)
Total Securities	678,427	654,662	656,736	665,663	641,416	3.6	5.8

Federal funds sold and other investments	153,410	188,048	156,823	113,798	168,740	(18.4)	(9.1)

Loans, net	1,338,415	1,307,796	1,293,373	1,278,391	1,269,789	2.3	5.4

Total Earning Assets	2,170,252	2,150,506	2,106,932	2,057,852	2,079,945	0.9	4.3

Allowance for loan losses	(19,784)	(20,205)	(20,817)	(20,206)	(21,515)	(2.1)	(8.0)
Cash and due from banks	35,735	37,186	40,836	35,810	34,279	(3.9)	4.2
Premises and equipment	34,948	34,731	34,750	34,834	35,121	0.6	(0.5)
Other assets	83,719	84,780	83,454	45,540	50,412	(1.3)	66.1

	$2,304,870	$2,286,998	$2,245,155	$2,153,830	$2,178,242	0.8	5.8

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW	$498,285	$507,313	$483,569	$447,350	$461,005	(1.8)%	8.1%
Savings deposits	205,686	197,300	190,558	185,918	180,915	4.3	13.7
Money market accounts	336,772	330,787	332,576	336,229	339,058	1.8	(0.7)
Time deposits	259,325	270,215	282,543	289,408	302,110	(4.0)	(14.2)
Federal funds purchased and
other short term borrowings	150,108	155,656	142,999	157,607	159,847	(3.6)	(6.1)
Other borrowings	103,610	103,610	103,610	103,610	103,610	0.0	0.0

Total Interest-Bearing Liabilities	1,553,786	1,564,881	1,535,855	1,520,122	1,546,545	(0.7)	0.5

Demand deposits (noninterest-bearing)	505,892	481,048	462,830	454,642	455,525	5.2	11.1
Other liabilities	8,560	9,300	9,520	10,988	11,425	(8.0)	(25.1)
Total Liabilities	2,068,238	2,055,229	2,008,205	1,985,752	2,013,495	0.6	2.7

Shareholders' equity	236,632	231,769	236,950	168,078	164,747	2.1	43.6

	$2,304,870	$2,286,998	$2,245,155	$2,153,830	$2,178,242	0.8	5.8

AVERAGE YIELDS / RATES (1)                                                                                                                                         (Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER
	2014		2013
(Dollars in thousands)	Second	First	Fourth	Third	Second

Assets
Earning assets:
Securities:
Taxable	2.14%	2.10%	2.11%	1.93%	1.88%
Nontaxable	6.77	6.69	6.41	6.67	6.55
Total Securities	2.15	2.11	2.12	1.95	1.89

Federal funds sold and other investments	0.64	0.58	0.57	0.67	0.53

Loans, net	4.24	4.29	4.29	4.59	4.52

Total Earning Assets	3.33	3.31	3.33	3.52	3.39

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW	0.08	0.08	0.08	0.08	0.09
Savings deposits	0.04	0.05	0.05	0.05	0.05
Money market accounts	0.08	0.08	0.09	0.08	0.08
Time deposits	0.60	0.61	0.62	0.64	0.67
Federal funds purchased and other short term borrowings	0.17	0.17	0.17	0.17	0.18
Other borrowings	2.43	2.44	2.44	2.44	2.45

Total Interest-Bearing Liabilities	0.33	0.33	0.35	0.36	0.36

Interest expense as a % of earning assets	0.23	0.24	0.25	0.26	0.27
Net interest income as a % of earning assets	3.10	3.07	3.08	3.25	3.12

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost. Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

INTEREST INCOME / EXPENSE (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER					Percent Change vs.
	2014		2013			1st Qtr	2nd Qtr
(Dollars in thousands)	Second	First	Fourth	Third	Second	2014	2013

Assets
Earning assets:
Securities:
Taxable	$3,630	$3,434	$3,452	$3,212	$3,008	5.7%	20.7%
Nontaxable	14	17	25	26	27	(17.6)	(48.1)
Total Securities	3,644	3,451	3,477	3,238	3,035	5.6	20.1

Federal funds sold and other investments	246	268	224	192	224	8.2	9.8

Loans, net	14,151	13,849	13,974	14,804	14,312	2.2	(1.1)

Total Earning Assets	18,041	17,568	17,675	18,234	17,571	2.7	2.7

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW	94	102	96	93	100	(7.8)	(6.0)
Savings deposits	23	24	26	25	24	(4.2)	(4.2)
Money market accounts	67	68	74	69	67	(1.5)	0.0
Time deposits	386	407	444	470	501	(5.2)	(23.0)
Federal funds purchased and other short term borrowings	65	66	62	68	73	(1.5)	(11.0)
Other borrowings	627	624	637	637	634	0.5	(1.1)

Total Interest-Bearing Liabilities	1,262	1,291	1,339	1,362	1,399	(2.2)	(9.8)

Net interest income	16,779	16,277	16,336	16,872	16,172	3.1	3.8

(1) On a fully taxable equivalent basis. Fees on loans have been included in interest on loans.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2014		2013
(Dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter

Customer Relationship Funding (Period End)
Demand deposits (noninterest bearing)
Commercial	$293,515	$291,221	$261,938	$254,373	$260,325
Retail	167,172	173,698	159,117	155,281	163,551
Public funds	33,223	34,636	32,971	27,002	29,487
Other	15,888	14,370	9,980	16,293	15,154
	509,798	513,925	464,006	452,949	468,517

NOW accounts
Commercial	41,423	41,281	43,241	35,029	35,714
Retail	327,762	329,226	324,583	305,055	308,390
Public funds	124,742	134,191	172,464	100,785	108,965
	493,927	504,698	540,288	440,869	453,069

Total Transaction Accounts
Commercial	334,938	332,501	305,179	289,402	296,039
Retail	494,934	502,924	483,700	460,336	471,941
Public funds	157,965	168,828	205,435	127,787	138,452
Other	15,888	14,370	9,980	16,293	15,154
	1,003,725	1,018,623	1,004,294	893,818	921,586

Savings accounts	208,333	202,170	192,491	187,181	184,219

Money market accounts
Commercial	114,662	109,158	100,601	107,767	109,938
Retail	213,927	221,762	221,062	217,176	216,370
Public funds	6,657	6,488	9,521	9,735	9,639
	335,246	337,408	331,184	334,678	335,947

Time certificates of deposit	258,233	261,594	278,076	283,233	296,857
Total Deposits	$1,805,537	$1,819,795	$1,806,045	$1,698,910	$1,738,609

Sweep repurchase agreements	$141,662	$156,136	$151,310	$134,338	$160,934

Total core customer funding (1)	$1,688,966	$1,714,337	$1,679,279	$1,550,015	$1,602,686

(1) Total deposits and sweep repurchase agreements, excluding certificates of deposits.

QUARTERLY TRENDS - LOANS AT END OF PERIOD (Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2014		2013
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Installment loans to individuals
Automobile and trucks	$6.1	$6.2	$6.6	$7.1	$7.5	$7.8
Marine loans	23.3	20.8	20.2	21.3	16.7	15.4
Other	15.8	17.6	17.9	18.8	20.1	20.0
	45.2	44.6	44.7	47.2	44.3	43.2
Construction and land development to individuals
Lot loans	13.1	13.3	12.9	14.7	15.5	16.6
Construction	16.7	24.4	21.3	19.7	20.7	20.8
	29.8	37.7	34.2	34.4	36.2	37.4
Residential real estate
Adjustable	407.7	392.5	391.9	378.4	372.6	365.8
Fixed rate	91.0	89.8	91.1	94.7	97.5	98.2
Home equity mortgages	54.9	60.6	62.0	61.8	62.2	61.3
Home equity lines	53.2	49.7	47.7	47.7	49.1	49.3
	606.8	592.6	592.7	582.6	581.4	574.6

TOTAL CONSUMER	681.8	674.9	671.6	664.2	661.9	655.2

Commercial & financial	87.3	79.4	78.6	70.8	65.2	64.8

Construction and land development for commercial
Residential
Single family residences	5.1	1.8	2.0	-	-	-
Single family land and lots	4.5	4.7	4.9	4.9	5.0	4.9
Townhomes	1.1	0.5	-	-	-	-
Multifamily	3.5	3.6	3.7	3.8	3.9	3.9
	14.2	10.6	10.6	8.7	8.9	8.8
Commercial
Office buildings	-	-	-	1.6	1.6	1.1
Retail trade	2.4	2.9	7.7	1.8	1.8	-
Land	4.1	4.4	4.9	7.3	7.2	7.8
Healthcare	-	7.1	5.4	4.7	2.9	3.3
Churches and educational facilities	1.6	1.1	3.8	4.0	2.5	1.2
Lodging	5.2	3.4	0.9	0.3	-	-
Convenience stores	0.1	-	-	-	-	-
	13.4	18.9	22.7	19.7	16.0	13.4

Total construction and land development	27.6	29.5	33.3	28.4	24.9	22.2

Commercial real estate
Office buildings	122.8	120.0	118.7	118.2	112.0	112.5
Retail trade	142.8	142.0	130.6	128.9	135.5	122.2
Industrial	82.2	76.7	81.1	79.6	83.3	73.4
Healthcare	41.6	44.1	45.5	38.8	42.1	39.4
Churches and educational facilities	26.7	26.9	25.3	24.2	26.4	26.9
Recreation	3.3	2.4	2.5	2.5	2.6	2.6
Multifamily	18.7	17.2	16.8	6.2	9.5	8.5
Mobile home parks	1.7	1.8	1.9	1.9	1.9	2.0
Lodging	17.0	16.9	17.1	17.3	17.5	18.0
Restaurant	3.9	3.7	3.7	3.8	3.5	3.6
Agricultural	4.6	4.7	7.0	7.2	7.1	5.9
Convenience stores	20.9	22.0	20.8	21.0	20.2	20.2
Marina	18.5	20.6	21.3	21.5	20.9	21.1
Other	33.5	29.4	28.1	27.9	31.1	25.1
	538.2	528.4	520.4	499.0	513.6	481.4

TOTAL COMMERCIAL	653.1	637.3	632.3	598.2	603.7	568.4

Other	0.3	0.2	0.3	0.5	0.3	0.2
	$1,335.2	$1,312.4	$1,304.2	$1,262.9	$1,265.9	$1,223.8

QUARTERLY TRENDS - INCREASE (DECREASE) IN LOANS BY QUARTER (Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2014		2013
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Installment loans to individuals
Automobile and trucks	$(0.1)	$(0.4)	$(0.5)	$(0.4)	$(0.3)	$-
Marine loans	2.5	0.6	(1.1)	4.6	1.3	(3.0)
Other	(1.8)	(0.3)	(0.9)	(1.3)	0.1	(0.7)
	0.6	(0.1)	(2.5)	2.9	1.1	(3.7)
Construction and land development to individuals
Lot loans	(0.2)	0.4	(1.8)	(0.8)	(1.1)	(0.1)
Construction	(7.7)	3.1	1.6	(1.0)	(0.1)	(1.4)
	(7.9)	3.5	(0.2)	(1.8)	(1.2)	(1.5)
Residential real estate
Adjustable	15.2	0.6	13.5	5.8	6.8	4.8
Fixed rate	1.2	(1.3)	(3.6)	(2.8)	(0.7)	(0.8)
Home equity mortgages	(5.7)	(1.4)	0.2	(0.4)	0.9	3.3
Home equity lines	3.5	2.0	-	(1.4)	(0.2)	(2.1)
	14.2	(0.1)	10.1	1.2	6.8	5.2

TOTAL CONSUMER	6.9	3.3	7.4	2.3	6.7	-

Commercial & financial	7.9	0.8	7.8	5.6	0.4	2.9

Construction and land development for commercial
Residential
Single family residences	3.3	(0.2)	2.0	-	-	-
Single family land and lots	(0.2)	(0.2)	-	(0.1)	0.1	(0.7)
Townhomes	0.6	0.5	-	-	-	-
Multifamily	(0.1)	(0.1)	(0.1)	(0.1)	-	(0.4)
	3.6	(0.0)	1.9	(0.2)	0.1	(1.1)
Commercial
Office buildings	-	-	(1.6)	-	0.5	1.1
Retail trade	(0.5)	(4.8)	5.9	-	1.8	-
Land	(0.3)	(0.5)	(2.4)	0.1	(0.6)	(1.8)
Healthcare	(7.1)	1.7	0.7	1.8	(0.4)	1.5
Churches and educational facilities	0.5	(2.7)	(0.2)	1.5	1.3	0.7
Lodging	1.8	2.5	0.6	0.3	-	-
Convenience stores	0.1	-	-	-	-	-
	(5.5)	(3.8)	3.0	3.7	2.6	1.5

Total construction and land development	(1.9)	(3.8)	4.9	3.5	2.7	0.4

Commercial real estate
Office buildings	2.8	1.3	0.5	6.2	(0.5)	7.8
Retail trade	0.8	11.4	1.7	(6.6)	13.3	(4.5)
Industrial	5.5	(4.4)	1.5	(3.7)	9.9	0.8
Healthcare	(2.5)	(1.4)	6.7	(3.3)	2.7	(1.3)
Churches and educational facilities	(0.2)	1.6	1.1	(2.2)	(0.5)	(1.7)
Recreation	0.9	(0.1)	-	(0.1)	-	(0.1)
Multifamily	1.5	0.4	10.6	(3.3)	1.0	(0.5)
Mobile home parks	(0.1)	(0.1)	-	-	(0.1)	-
Lodging	0.1	(0.2)	(0.2)	(0.2)	(0.5)	(0.7)
Restaurant	0.2	-	(0.1)	0.3	(0.1)	0.1
Agricultural	(0.1)	(2.3)	(0.2)	0.1	1.2	(0.2)
Convenience stores	(1.1)	1.2	(0.2)	0.8	-	(0.3)
Marina	(2.1)	(0.7)	(0.2)	0.6	(0.2)	(0.1)
Other	4.1	1.3	0.2	(3.2)	6.0	(4.7)
	9.8	8.0	21.4	(14.6)	32.2	(5.4)

TOTAL COMMERCIAL	15.8	5.0	34.1	(5.5)	35.3	(2.1)

Other	0.1	(0.1)	(0.2)	0.2	0.1	(0.2)
	$22.8	$8.2	$41.3	$(3.0)	$42.1	$(2.3)